CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2016, with respect to the financial statements and financial highlights of the Satuit West Shore Real Return Fund, formerly known as West Shore Real Return Fund (one of the funds constituting the Two Roads Shared Trust) appearing in the April 30, 2016 Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 104 to the Registration Statement No. 333-182417 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the under the captions “Consolidated Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Policies and Procedures For Disclosure Of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ GRANT THORNTON LLP

Chicago, Illinois

October 4, 2016